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                                                                      EXHIBIT 21

                  SUBSIDIARIES OF U.S. OFFICE PRODUCTS COMPANY

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                                                                                                     STATE (COUNTRY)
                                                   NAME                                              OF INCORPORATION
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
1.         Andrews Office Supply & Equipment Company (DBA ANDREWS OFFICE PRODUCTS)                District of Columbia
2.         Baird Acquisition Corp. (DBA BAIRD & SON)                                              Delaware
3.         Blue Star Group Limited                                                                New Zealand
           a.  Blue Star Finance (1995) Limited                                                   New Zealand
           b.  Blue Star Finance (No. 1) Limited                                                  New Zealand
           c.  Blue Star Finance Limited                                                          New Zealand
           d.  Blue Star Graphics Limited                                                         New Zealand
           e.  Blue Star Group Limited                                                            New Zealand
           f.  Blue Star Office Automation (Hamilton) Limited                                     New Zealand
           g.  Blue Star Office Automation Limited                                                New Zealand
           h.  Blue Star Office Furniture Limited                                                 New Zealand
           i.  Blue Star Office Products (Christchurch) Limited                                   New Zealand
           j.  Blue Star Office Products (Hawkes Bay) Limited                                     New Zealand
           k.  Blue Star Office Products (Tauranga) Limited                                       New Zealand
           l.  Blue Star Office Products (Wellington) Limited                                     New Zealand
           m.  Blue Star Office Products Limited                                                  New Zealand
           n.  Blue Star Print & Copy Limited                                                     New Zealand
           o.  Blue Star Properties (Crawford Street) Limited                                     New Zealand
           o.  Blue Star Properties (Grey Street) Limited                                         New Zealand
           q.  Blue Star Properties (Karamu Road) Limited                                         New Zealand
           r.  Blue Star Properties (Spey Street) Limited                                         New Zealand
           s.  Blue Star Telecommunications Limited                                               New Zealand
           t.  Bowring Imperial Crookbain Limited                                                 New Zealand
           u.  Dixon (NZ) Limited                                                                 New Zealand
           v.  Malibu Investments Limited                                                         New Zealand
           w.  Napier Business Centre Limited                                                     New Zealand
           x.  Sealex Holdings Limited                                                            New Zealand
           y.  Securacopy Services Limited                                                        New Zealand
           z.  Shaws Office Machines and Stationery Limited                                       New Zealand
           aa.  Stanton Bros. (Napier) Limited                                                    New Zealand
           bb. U-BIX Business Machines Limited                                                    New Zealand
4.         Burgess, Anderson & Tate, Inc.                                                         Illinois
           a.  Erbin Enterprises, Inc. (DBA DRAKE'S OFFICE PRODUCTS)                              Illinois
           b.  Evers, Inc. (DBA EVERS OFFICE SUPPLY)                                              Illinois
           c.  Lincoln Office Products                                                            Illinois
5.         Carithers-Wallace-Courtenay, Inc. (DBA CWC)                                            Georgia
6.         C&G Acquisition Corp. (DBA C&G OFFICE PRODUCTS)                                        Delaware
7.         Coffee Butler Acquisition Corp. (DBA COFFEE BUTLER SERVICES)                           Delaware
8.         Copenhaver Holdings, Inc.                                                              Florida
           a.  The Smith-Wilson Co.                                                               Florida
           i. North Howard Corporation (DBA PITTMAN OFFICE PRODUCTS)                              Florida
           ii. Brasaw, Inc. (DBA HALSEY'S OFFICE & ART SUPPLY)                                    Florida
9.         C.W. Mills Acquisition Corp. (DBA C.W. MILLS PAPER COMPANY)                            Delaware
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                                                                                                     STATE (COUNTRY)
                                                   NAME                                              OF INCORPORATION
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
10.        Dameron-Pierson Company, Limited                                                       Louisiana
           a.  St. Tammany Office Products                                                        Louisiana
           b.  Ferris Office Furnishings, Inc.                                                    Louisiana
           c.  United Office Supply, Inc.                                                         Louisiana
11.        DeKalb Acquisition Corp. (DBA DEKALB OFFICE SUPPLY)                                    Delaware
12.        EN Acquisition Corp. (DBA EMMONS-NAPP OFFICE PRODUCTS, INC.)                           Delaware
13.        The H.H. West Company (DBA RECO/LYNCH, H.H. WEST, HAMCO)                               Delaware
           a.  Warmke Office Equipment, Inc.                                                      Wisconsin
14.        Kentwood Office Furniture, Inc.                                                        Michigan
           a.  Kentwood Marketing, Inc.                                                           Michigan
15.        Magic City Acquisition Corp. (DBA MAGIC CITY)                                          Delaware
16.        Mills Morris Arrow, Inc. (DBA MILLS MORRIS ARROW, MILLS MORRIS BUSINESS INTERIORS,     Tennessee
           ARROW OFFICE PRODUCTS, TODAY'S OFFICE, INC.)
           a.  Middleton Co., Inc. (DBA MIDDLETON OFFICE SUPPLY)                                  Missouri
17.        National Office Supply, Inc. (DBA TUSCARAWAS OFFICE SUPPLY, STARK OFFICE SUPPLY,       Ohio
           COSTIGAN'S)
18.        Oak Brook Office Supply and Equipment Corporation                                      Delaware
19.        Office Connection, Inc.                                                                Florida
20.        The Office Works, Inc. (DBA RELIABLE OFFICE PRODUCTS, SWIFT & BARNES, HARKINS)         Pennsylvania
21.        OSCO Acquisition Corp. (DBA OAC, THE COMMERCIAL DIVISION OF MISSCO, THE OFFICE SUPPLY  Delaware
           COMPANY, THE INTERSTATE COMPANIES, ZACSMITH/CRAWFORD, CRAWFORD, INTERSTATE 2,
           INTERSTATE OFFICE SYSTEMS)
           a.  Business Equipment & Supply Company (DBA BESCO)                                    Mississippi
22.        Pence-Dickens & Heeter, Inc.                                                           Indiana
23.        Price Modern, Inc.                                                                     Maryland
24.        Radar Holdings Corporation (DBA RADAR OFFICE SUPPLY, WALLER BROTHERS)                  Delaware
25.        Sharp Pencil Holdings, Inc. (DBA GENERAL OFFICE PRODUCTS COMPANY)                      Delaware
           a.  General Office Products Company                                                    Minnesota
           b.  Emerald Office Supply (DBA GENERAL OFFICE PRODUCTS CO.)                            Minnesota
           c.  OPC Office Products Inc. (DBA THE OFFICE PRODUCTS COMPANY, OMAHA PRINTING          Delaware
               COMPANY)
26.        Steve's Office Supply                                                                  California
27.        Sturgis Acquisition Corp. (DBA STURGIS COMPANY)                                        Delaware
28.        The J. Thayer Company                                                                  Oregon
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